Exhibit 99.1

NEWS RELEASE

Contacts:
Paolo Amoruso, Vice President of Commercial and Legal Affairs.
David Wesson, Vice President and Chief Financial Officer.
(713) 353-9445

Hyperdynamics’ Annual Stockholders Meeting Rescheduled to January 27, 2016.

HOUSTON, November 24, 2015 — Hyperdynamics Corporation (OTCQX: HDYN) announced today that it rescheduled its Annual Meeting of Stockholders to January 27, 2016.

Stockholders of record at the close of business on December 23, 2015 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders.  The meeting will be held in Houston at the Hotel Sorella City Centre, 800 Sorella Court, Houston TX 77024 beginning at 9 a.m CT.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

Forward Looking Statements

This news release and the Company’s website referenced in this news release contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding Hyperdynamics Corporation’s future plans and expected performance that are based on assumptions the Company believes to be reasonable.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.  A number of risks and uncertainties could cause actual results to differ materially from these statements, including without limitation, funding and exploration efforts, fluctuations in oil and gas prices and other risk factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015.  The Company undertakes no obligation to publicly update these forward looking statements to reflect events or circumstances that occur after the issuance of this news release or to reflect any change in the Company’s expectations with respect to these forward looking statements.

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